NEWS RELEASE
UROPLASTY, INC. ANNOUNCES EXCLUSIVE I-STOP MID-URETHRAL
SLING DISTRIBUTION
MINNEAPOLIS, MN, February 20, 2006 — Uroplasty, Inc. (AMEX: UPI) announced execution of a six-year agreement with CL Medical, Lyon, France for exclusive distribution of the I-STOP™ Mid-Urethral Sling product in the United States. The I-STOP tape is the only monofilament polypropylene tape specifically designed for application as a sling for the treatment of female stress urinary incontinence. This February 2006 agreement supersedes the September 2004 agreement.
Sam B. Humphries, President and Chief Executive Officer, stated, “We are pleased to further strengthen our long-term, world-wide relationship with CL Medical. This agreement demonstrates our commitment to develop and market a platform of innovative, minimally-invasive products for voiding dysfunctions and is a key element in our growth.”
***
Uroplasty, Inc., headquartered in Minneapolis, Minnesota, with wholly-owned subsidiaries in The Netherlands and the United Kingdom, is a medical device company that develops, manufactures and markets innovative, proprietary products for the treatment of voiding dysfunctions, including urinary and fecal incontinence, overactive bladder and vesicoureteral reflux.
The I-STOP™ Mid-Urethral Sling is a biocompatible, tension-free sling used to treat female stress urinary incontinence resulting from urethral hypermobility, a condition in which the urethra is not properly supported by surrounding tissues. The unique closed-loop design of the tape provides an atraumatic tape edge; the lengthwise polypropylene strands provide strength, dimensional stability and controlled flexibility; this design resists fragmentation, stretching and deformity during the implant procedure.
The I-STOP sling provides a hammock-like support for the urethra to prevent urine leakage associated with activities such as coughing, laughing, lifting or jumping. A European multi-center study documented the clinical success of the I-STOP product. This study revealed an 85% patient satisfaction rate, verified I-STOP safety and clinical efficacy, and confirmed an extremely low rate of surgical complications. Uroplasty sells the I-STOP Sling in the United Kingdom and in the United States.
The Urgent® PC Neuromodulation System is a proprietary, minimally invasive nerve stimulation device designed for office-based treatment of overactive bladder symptoms of urge incontinence, urinary urgency and urinary frequency. Application of neuromodulation therapy targets specific nerve tissue and disrupts the signals that lead to the symptoms of overactive bladder. Uroplasty sells the Urgent PC system in the United States, in Canada and in countries recognizing the CE symbol. Outside the United States, the Urgent PC is also indicated for the treatment of fecal incontinence
Macroplastique® Implants, Uroplasty’s patented soft tissue bulking agent, is used to treat both female and male urinary incontinence and to treat vesicoureteral reflux in children. When Macroplastique is injected into tissue, it stabilizes and “bulks” the tissue, providing the surrounding muscles with increased capability to control the flow of urine. Additionally, Uroplasty markets soft tissue bulking agents for specific indications such as PTQ™ Implants for the treatment of fecal incontinence, VOX® Implants for the treatment of vocal cord rehabilitation and Bioplastique® for augmentation or restoration of soft tissue defects in plastic surgery indications. Uroplasty’s bulking products are sold outside the United States.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions, which indicate future events and trends, identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing products in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients, our historical reliance on a single product for most of our current sales; our ability to commercialize our recently licensed product lines; our intellectual property and the ability to prevent competitors from infringing our rights; the ability to receive third party reimbursement for our products; the results of clinical trials; our continued losses and the possible need to raise additional capital in the future; our ability to manage our international operations; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price.
FOR FURTHER INFORMATION: visit Uroplasty’s web page at www.uroplasty.com or contact Mr. Humphries.
UROPLASTY, INC.
Sam B. Humphries, President / CEO
2718 Summer Street N.E.
Minneapolis, MN 55413-2820
Tel: 612-378-1180
Fax: 612-378-2027
E-mail: samh@uroplasty.com